SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2000

WASTEMASTERS, INC.
(Exact name of registrant as specified in its charter)

Maryland                  0-12914                 52-1507818
(State or other       (Commission File Number)    (I.R.S. Employer
jurisdiction of                                  Identification No.)
incorporation)

205 South Bickford
El Reno, Oklahoma 73036
(Address of principal executive offices) (Zip Code)

(405) 262-0800
(Registrant's telephone number, including area code)


Item 1.     Changes in Control of Registrant.

     Not Applicable.

Item 2.     Acquisition or Disposition of Assets.

On September 15, 2000, WasteMasters, Inc. (the "Company") entered into a Lease/Purchase and Management Agreement (the "Agreement") with Global Eco-Logical Services, Inc. ("Global"). Under the Agreement, the Company leased from Global three corporations of which Global was sole shareholder: Tri-State Waste Disposal, Inc.; Lisbon Landfill, Inc.; and All Waste Disposal Service, Inc. (collectively, the "Corporations").

The Agreement provided for a monthly rental of $10 per month or a term equal to the lesser of one year or the date of closing on the Company's purchase of the Corporations pursuant to an option to purchase contained in the Agreement. The Agreement also provided that the Company would assume the obligation of Global under an issue of convertible notes. The notes bear interest at the rate of 6% per annum, and have a principal amount outstanding of $1,590,000. In conjunction with the Company's assumption of the notes, the Company and the noteholders modified the terms of the notes to provide that the notes are convertible into shares of common stock of the Company at the current bid price of the Company's common stock, subject to a minimum conversion price of $0.10 per share. In addition, the holders of the notes still have the right to convert the notes into shares of common stock of Global, but in that event the Company is obligated to issue Global that number of shares which the Company would have issued had the holder chosen to convert its note into shares of the Company's common stock. Furthermore, the Company agreed to register the shares of the Company's common stock into which the notes are convertible within 120 days of their assumption by the Company.

The Agreement provided that the Company had the sole right to manage and operate the Corporations during the term of the lease. From the date of the lease, the Company had the right to all revenues from the Corporations and was responsible for payment of all expenses incurred or accrued in connection with the Corporations.

Tri-State Waste Disposal, Inc. owns an interstate trucking license, but is not otherwise engaged in active operations. Lisbon Landfill, Inc. owns and operates a 141.154 acre construction and demolition landfill in Lisbon, Ohio. The Landfill has a potential remaining capacity of 10,300,000 cubic yards. The Landfill has approximately 20 years of useful disposal life remaining before any additional expansion or development. All Waste Disposal Service, Inc. operates a waste collection and hauling company in the Philadelphia metropolitan area.

The Agreement also contained an option to purchase the Corporations for 15,000,000 shares of common stock of the Company. The Company exercised the option and closed on the acquisition on October 1, 2000. The total purchase price for the Corporations was $4,340,000, consisting of the assumption of $1,590,000 on convertible notes, the assumption of $500,000 of first mortgage indebtedness on the landfill in Lisbon, Ohio, and the issuance of 15,000,000 shares of common stock valued at $0.15 per share.

Item 3.     Bankruptcy or Receivership.

     Not Applicable.

Item 4.     Changes in Registrant's Certifying Accountant.

     Not Applicable.

Item 5.     Other Events.

     Not Applicable.

Item 6.     Resignations of Registrant's Directors.

     Not Applicable.

Item 7.     Financial Statements, Pro Forma Financial Information and
Exhibits.

     (a) Financial Statements of Businesses Acquired: To be filed by amendment.

     (b)     Pro Forma Financial Information:  To be filed by amendment.

     (c)     Exhibits:

Regulation
S-B Number                        Exhibit

10.1     Lease/Purchase and Management Agreement dated September 15, 2000

10.2     Closing Agreement dated October 1, 2000.

10.3     Form of Promissory Note.

10.4     Form of Amendment to Promissory Note.

10.5     Form of Second Amendment to Promissory Note.

10.6 Registered Promissory Note dated February 24, 2000 between Benchmark Credit (Geneva), S.A. and Global Eco-Logical Services, Inc.

10.7 Mortgage dated February 24, 2000 between Benchmark Credit (Geneva), S.A. and Global Eco-Logical Services, Inc.

Item 8.     Change in Fiscal Year.

     Not Applicable.

Item 9.     Sales of Equity Securities Pursuant to Regulation S

     Not Applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASTEMASTERS, INC.


Date: November 6, 2000              By: /s/ A. Leon Blaser
                                    A. Leon Blaser, Chief Executive Officer